Exhibit 10.1


                        TRANSITION AGREEMENT AND RELEASE

      TRANSITION AGREEMENT AND RELEASE made as of the 18th day of March, 2003 (the "Effective Date"), by and between CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Brian Gallagher (the "Employee").

      WHEREAS, the parties wish to recognize the Employee's past contributions to the Company as well as define the Employee's transition from the Company and establish the terms thereof; and

      WHEREAS, the parties wish to provide for an orderly transition of the Company's Chief Executive Officer position from the Employee to his successor; and

      NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

      1. SEPARATION DATE. The Employee's date of separation from employment with the Company will be the earlier of: (i) the first day of employment of the Company's new Chief Executive Officer; (ii) such earlier date as may be determined by the Company's Board of Directors and communicated to the Employee with a minimum of thirty (30) days advance notice; or (iii) December 31, 2003 (the "Separation Date"). Employee's rights to all employment-related benefits shall cease on the Separation Date, except as expressly provided herein to the contrary. If the Board determines it will be in the best interest of an effective transition, the Employee will agree to resign his position as a director on the Company's Board of Directors.


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      2. TRANSITION PERIOD.

      The Employee shall continue to be employed by the Company as its Chief Executive Officer and shall provide such other services as may reasonably be requested by the Board of Directors during a transition period which shall run from the Effective Date through the Separation Date (the "Transition Period"). Upon the new Chief Executive Officer's commencing employment, the Employee shall relinquish both the title and decision-making authority attendant with the position of Chief Executive Officer. In addition to the day to day operational and management duties which the Employee shall continue to perform during the Transition Period, he shall also assist the Board of Directors in its search for a new Chief Executive Officer and work with the Company's new Chief Executive Officer to transfer information and knowledge and provide for an orderly transition of the Company's Chief Executive Officer position.

      3. CONSIDERATION. Provided that Employee has executed and not revoked his acceptance of this Agreement or Attachment A during their respective seven (7) day revocation periods, the Employee shall be eligible for the following:

            (a) Commencing after the Separation Date, the Company shall retain the Employee's services as a consultant pursuant to the independent contractor agreement attached hereto as Attachment B (the "Consulting Agreement"), which is hereby incorporated by reference. In no event shall the first payment of consulting fees be made earlier than the eighth (8th) day after execution of both this Agreement and Attachment A and assuming no revocation of either such agreement.

            (b) Bonuses - The Employee is eligible for a one-time, lump sum bonus

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payment  in  the  gross  amount  of up to One  Hundred  Fifty  Thousand  Dollars
($150,000.00) (representing approximately two times the Employee's average yearly bonus over the past 3 years) (the "Bonus"). After the Separation Date, the Bonus which has been earned shall be paid to the Employee in accordance with the Company's normal payroll practices, but in no event shall the payment be made earlier than the eighth (8th) day after execution of both this Agreement and Attachment A and assuming no revocation of either such agreement. The exact amount of the bonus shall be determined based upon the following:


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                 (i) Retention Portion - $50,000.00 of the Bonus shall be earned by the Employee automatically on the Separation Date; and

                 (ii) Performance Portion - $100,000.00 of the Bonus shall be earned by the Employee on the Separation Date; provided, however, that the payment of such $100,000 shall be conditioned upon the affirmation of each of:
(i) Ms. Nancy C. Broadbent, or, if Ms. Broadbent is no longer affiliated with the Company, the Company's then Chief Financial Officer; and (ii) Mr. James O'Shea, or, if Mr. O'Shea is no longer then affiliated with the Company, the Company's then head of its Compensation Committee, that Employee in fact, at all times prior to the Separation Date, cooperated fully with any search committee formed by the Company's Board of Directors to locate and hire a successor to the Employee and that Employee continued to perform services for the Company in such manner and with such commitment, both in time and in effort, as Employee has historically performed services for the Company.

            (c) Commencing after the Separation Date, and provided that Employee has not revoked his acceptance of this Agreement or Attachment A during their respective seven (7) day revocation periods, the Company shall, to the extent that he has elected to continue medical, dental, vision and prescription drug benefits pursuant to a valid COBRA election, reimburse the

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Employee for the COBRA premiums.  The right to receive such reimbursement  shall end on the earlier of: (i) the Employee's becoming eligible to receive benefits pursuant to the plan of a new employer; and (ii) eighteen (18) months from the Separation Date. On or about the first of each month beginning in the month that is nineteen (19) months from the Separation Date and through and including the month that is twenty-four (24) months from the Separation Date, the Company shall pay Employee an amount in cash equal to the amount of the COBRA payment made by the Company on behalf of the Employee during the eighteenth (18th) month from the Separation Date, on a grossed up basis for taxes; provided, however, that the Company's obligations to make payments to the Employee pursuant to this sentence shall terminate at such time as the Employee becomes eligible to receive benefits pursuant to the plan of a new Employer.

            (d) After the Separation Date, the Company shall pay the Employee a lump sum payment in the gross amount of fifteen thousand dollars ($15,000.00) (representing payment by the Company for outplacement services and expenses - although the Employee shall have the right to spend such sum as he deems appropriate). The lump sum pay will be paid to the Employee in accordance with the Company's normal payroll practices, but in no event shall the payment be made earlier than the eighth (8th) day after execution of both this Agreement and Attachment A and assuming no revocation of either such agreement.

            (e) As of the Effective Date, the Company will accelerate the Employee's right to exercise all unvested stock options previously granted to the Employee. In addition, the exercise date for: (i) all stock options which are contained in stock options grants which were not fully vested on the day before the Effective Date; and (ii) those options to purchase 50,000 shares of the Company's Common Stock pursuant to that certain Stock Option Agreement dated February 7, 1997, shall be extended to the latest date on which the options would have expired

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according to the terms in each  respective  option  agreement,  had the Employee remained actively employed by the Company. Other than as expressly stated herein, the provisions of the Employee's stock option agreement(s) and the Company's stock option plan(s) shall not be altered hereby and they shall remain in full force and effect and continue to govern all aspects of the Employee's stock options. In addition, except for that certain grant dated February 7, 1997 as and to the extent referenced above, stock option grants which were fully vested on the day before the Effective Date are not altered in any way by this Agreement. Nothing in this Agreement is intended to alter the Employee's current ownership of the Company's common stock. The aforementioned modifications to the stock option agreements are irrevocable.

            (f) The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

            (g) Although the parties do not intend for this Agreement to provide any greater or lesser benefit on the Employee in the event of a change in control, notwithstanding anything in this Transition Agreement to the contrary, if it shall be determined that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Transition Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to the Employee (a "Gross-Up Payment") an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without

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limitation,  any income taxes, calculated at the maximum federal and state rates for individuals in the year in which a Payment is made (and any interest and penalties imposed with respect thereto) and Excise Tax (and interest and penalties thereon) imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the amount of the Excise Tax imposed upon the Payments. The Employee undertakes and agrees that he will notify the Chief Executive Officer and Chief Financial Officer of the Company immediately if he is contacted or notified by any taxing authority that they will be doing any of the following: (i) reviewing this Agreement; (ii) reviewing whether any Excise Tax is to be imposed upon the Employee in relation the this Agreement; or
(iii) imposing any Excise Tax on the Employee in relation to this Agreement

      4. RELEASES.

            (a) The Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents, employees and attorneys (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Released Parties arising out of his employment with and/or separation from the Company, including, but not limited to: all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. ss.12101 et seq., the Pennsylvania Human

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Relations Act, all as amended;  all claims arising out of the Family and Medical
Leave Act, 29 U.S.C. ss. 2601 et seq., the Fair Credit Reporting Act, 15 U.S.C. ss.1681 et seq., and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss.1001 et seq., all as amended; all other statutory claims, including but not limited to, any state discrimination or employment law, and any state whistleblower protection law; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise; and any claim or damage arising out of the Employee's employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in
this  Agreement  prevents  the  Employee  from  filing,   cooperating  with,  or
participating  in  any  proceeding  before  the  Equal  Employment   Opportunity
Commission or a state fair employment practices agency (except that the Employee acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Nothing herein shall release the Employee's rights to take action against the Company for a breach of this Agreement or the Consulting Agreement. Such a breach will not, however, act to invalidate this release as to all other claims.

            (b) In consideration of the payment of the consideration described in paragraph 3, which the Employee acknowledges he would not otherwise be entitled to receive, the Employee agrees that on the Separation Date, he will sign the Release attached hereto as Attachment A.

            (c)   The   Company   hereby   fully,   forever,   irrevocably   and
unconditionally releases, remises and discharges the Employee, his heirs and administrators, or any of them, of

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and from any and all claims, charges,  complaints,  demands,  actions, causes of action,  suits,  rights,  debts,  sums of money,  costs,  accounts,  reckonings,
covenants,   contracts,   agreements,   promises,  doings,  omissions,  damages,
executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, which the Company ever had or now has, and whether presently known or hereafter discovered, against the Employee, his heirs and administrators, or any of them, arising out of the Employee's employment with and/or separation from the Company. Nothing herein shall release the Company's right to take action against the Employee for a breach of this Agreement or the Consulting Agreement. Such a breach will not, however, act to invalidate this release as to all other claims.

      5. NON-DISCLOSURE; NON-COMPETITION, NON-SOLICITATION, ASSIGNMENT OF RIGHTS. The Employee acknowledges his obligation to keep confidential all non-public information concerning the Company which he acquired during the course of his employment with the Company. The parties acknowledge and agree that any non-competition or non-solicitation agreements previously signed by the Employee in the Company's favor shall be superceded by this Agreement. Employee acknowledges and agrees:

            (a) that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. Proprietary Information shall not include any general

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"know-how"  of  Employee  or  information  that the  Employee  knew prior to his employment with the Company that has not been previously assigned to the Company. The Employee will not disclose any Proprietary Information at any time without written approval by an executive officer, unless and until such Proprietary Information has become public knowledge without fault by the Employee or the Employee is compelled to disclose any such information by process of law. If compelled to disclose, however, the Employee shall give the Company a minimum of 5 business days notice of his intent to so disclose.

            (b) that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which have or shall come into his custody or possession, shall be and are the exclusive property of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of Employee's employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

            (c) that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

            (d) to assign and does hereby assign to the Company (or any person or entity

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designated  by the  Company)  all his right,  title and  interest  in and to all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively
referred  to  herein  as  "Developments")   and  all  related  patents,   patent
applications, copyrights and copyright applications. However, this paragraph (d) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. This paragraph (d) shall also not apply to the Employee's general know how to which no property rights could otherwise attach. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (d) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

            (e) to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary

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or  desirable in order to protect its rights and  interests in any  Development.
The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, the Company may take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

            (f) For a period of eighteen (18) months after the date hereof, the Employee will not directly or indirectly:

                 (i) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that develops, manufactures, markets, licenses, sells or provides any Product or Service that competes with any Product or Service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Employee was employed by the Company. For the purposes of this subsection 5(f)(i), the term "Product or Service" shall only apply to products and services in the following business lines: (A) pharmaceuticals indicated for dental indications, (B) branded mid-potency corticosteroids, (C) tetracycline and tetracycline-based Rx products for acne/rosacea, including, but not limited to, ocular rosacea, (D) topical sulfacetamide/sulfur products for acne/rosacea; and (E) lipid based drug delivery skin barrier restoration products;

                 (ii) Solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, accounts, or business partners of the Company with which the Company was engaged during the term of the Employee's employment with the Company; or

                 (iii) Either alone or in association with others solicit for employment,

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hire or engage as an  independent  contractor,  or assist  any  organization  to solicit for employment, hire or engage as an independent contractor, any person who was employed or engaged as an independent contractor by the Company at any time during the term of the Employee's employment with the Company; provided, that this clause shall not apply to the solicitation, hiring or engagement of any individual whose employment or engagement with the Company has been terminated for a period of twelve (12) months or longer. Nothing in this Agreement shall prevent the Employee from retaining or otherwise utilizing the services of contract research organizations or industry consultants who were utilized by the Company during the Employee's employment, so long as such use does not violate section (f)(i) above and does not adversely interfere in the Company's business.

            (g) If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

      6. RETURN OF COMPANY PROPERTY. The Employee agrees and acknowledges that he shall return, no later than the Separation Date all Company property including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, and Company vehicle, which is in his possession or control. The Employee further agrees to leave intact all electronic Company documents, including those which he developed or helped to develop during his employment.

      7. INDEMNIFICATION. The Company hereby agrees that after the Separation Date, it shall provide the Employee with indemnification against any and all claims, charges, complaints,

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demands,  actions, causes of action, suits, rights, debts, sums of money, costs, accountings, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses, at the same level as is received by actively employed Executive Officers of the Company at the time Employee makes such claims of indemnification to the Company.

      8. NON-DISPARAGEMENT. The Employee understands and agrees that as a condition for payment to him of the consideration described herein, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. The Company agrees that its current executive officers and directors will not make any false, disparaging or derogatory statements about the Employee to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company.

      9. CONFIDENTIALITY. To the extent permitted by law, the parties agree that the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the parties and their respective agents and representatives, and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. As this Agreement will be filed with the Securities and Exchange Commission, nothing herein will be deemed a prohibition on any parties' sharing this document with others after it has been so filed.

      10. NATURE OF AGREEMENT. The parties understand and agree that nothing in this Agreement shall constitute an admission of liability or wrongdoing on the part of either of the

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parties.

      11. AMENDMENT. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto.

      12. WAIVER OF RIGHTS. No delay or omission by the Company in exercising any rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

      13. VALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

      14. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws provisions. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania, or if appropriate, a federal court located in Pennsylvania (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter.

      15. ACKNOWLEDGMENTS. The Employee acknowledges that he has been given twenty-one (21) days to consider this Agreement, including Attachment A, and that the Company

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advised him to consult  with an attorney  of his own  choosing  prior to signing this Agreement and Attachment A. The Employee further acknowledges he may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. In addition, the Employee further acknowledges that he may revoke Attachment A for a period of seven (7) days after he executes it, and that Attachment A shall not be effective or enforceable until the expiration of this seven (7) days revocation period.

      16. VOLUNTARY ASSENT. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

      17. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercedes all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Without limiting the foregoing, this Agreement supercedes in its entirety the CollaGenex Pharmaceuticals, Inc. Change of Control Agreement signed by the Employee.

      18. SUCCESSORS.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement in the same manner and to the same extent as the Company. In addition all rights of the Company under this agreement shall inure to the benefit of and be enforceable by any of its successors, agents, employees, and assigns.

            (b) Employee's Successors. Without the written consent of the Board of Directors of the Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's executors, administrators, heirs, distributes, devisees and legatees.

      19. COUNTERPARTS. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.


By:  CollaGenex Pharmaceuticals, Inc.


      /s/ James O'Shea                          Date:  March 18, 2003
     ----------------------------------              ------------------
      James O'Shea
      Member of the Board of Directors



      /s/ Brian Gallagher                       Date:  March 18, 2003
     ----------------------------------              ------------------
      Brian Gallagher

                                  ATTACHMENT A

                                     RELEASE

In consideration of the payment of the consideration described in paragraph 3 of the Transition Agreement and Release to which this Attachment A is attached, which the Employee acknowledges he would not otherwise be entitled to receive, the Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents, employees and attorneys (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Released Parties arising out of his employment with and/or separation from the Company, including, but not limited to: all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. ss.12101 et seq., the Pennsylvania Human Relations, all as amended; all claims arising out of the Family and Medical Leave Act, 29 U.S.C. ss. 2601 et seq., the Fair Credit Reporting Act, 15 U.S.C. ss.1681 et seq., and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss.1001 et seq., all as amended; all other statutory claims, including but not limited to, any state discrimination or employment law, and any state whistleblower protection law; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of the Employee's employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Employee from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that the Employee acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Nothing herein shall release the Employee's rights to take action against the Company for a breach of the Transition Agreement and Release or the Consulting Agreement. Such a breach will not, however, act to invalidate this Release as to all other claims.

The Employee acknowledges that he has been given twenty-one (21) days to consider the Transition Agreement and Release and Attachment A and that the Company advised him to consult with an attorney of his own choosing prior to signing said Agreement and this Attachment A. The Employee may revoke this Attachment A for a period of seven (7) days after the execution of it, and this Attachment A shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

I hereby provide this release of claims as of the current date and acknowledge that the execution of this Release is in further consideration of the compensation and benefits provided and which I have received under the Transition Agreement and Release, to which I acknowledge I would not be entitled if I did not sign this Release.


                                                Date:
     ----------------------------------              ------------------
     Brian Gallagher